SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2016 (October 28, 2016)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

Elephant Talk Communications Corp.

(Former Name, if Changed Since Last Report)

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

Phone (212) 930-9700

Fax (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2016, Pareteum Corporation (the “Company”) entered into separate subscription agreements (the “Subscription Agreement”) with certain “accredited investors” (as defined in Rule 501(a) of the Securities Act of 1933, as amended, the “Securities Act”) (the “Investors”) relating to the issuance and sale of 33 shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share (the “Series A-1 Preferred Stock”), for aggregate gross proceeds of $330,000 (the “Closing”).  The Closing is part of a “best efforts” private placement offering conducted by the Company of up to $1,000,000 (the “Maximum Amount”), consisting of up to 100 shares of Series A-1 Preferred Stock (the “Offering”).

Each share of Series A-1 Preferred Stock is convertible, at the option of the holder, into 0.04% of the Company’s issued and outstanding shares of common stock immediately prior to conversion. Accordingly, if the Maximum Amount is sold in the Offering, the outstanding Series A-1 Preferred Stock, in the aggregate, will be convertible into 4.0% of the Company’s issued and outstanding shares of common stock immediately prior to conversion.

The Company has the right, in its discretion, to compel holders of the Series A-1 Preferred Stock to convert the preferred stock into shares of the Company’s common stock in the event that a change in control (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock, or the “Certificate of Designation”) occurs before October 28, 2017. Further, at any time after September 2, 2017, the Company has the option to automatically convert the Series A-1 Preferred Stock into common stock.

The holders of Series A-1 Preferred Stock are not entitled to receive any dividends and have no voting rights (except that the Company may only take certain corporate actions with the approval of a majority of the outstanding shares of Series A-1 Preferred Stock). Further, upon liquidation, dissolution or winding up of the Company, the holders of Series A-1 Preferred Stock will receive distributions on par with and on a pro rata basis with the holders of the Company’s common stock as though the Series A-1 Preferred Stock had been converted at the time of such liquidation, dissolution or winding up of the Company.

The Investors in the Offering have also received piggy-back registration rights with respect to the shares of common stock issuable upon conversion of the Series A-1 Preferred Stock.

In connection with the Offering, the Company retained a placement agent. The Company agreed to pay the placement agent, subject to certain exceptions, a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised by the placement agent in the Offering plus the reimbursement of certain out-of-pocket expenses not exceeding $15,000.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the Certificate of Designation, copies of which are filed as Exhibit 10.1 and 3.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the sale of the Series A-1 Preferred Stock is incorporated herein by reference. The Series A-1 Preferred Stock was offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2016, in connection with the Offering, the Company filed with the Secretary of State of Delaware the Certificate of Designation. Pursuant to the Certificate of Designation, the Company designated 100 shares of Series A-1 Preferred Stock for issuance. For more information about the preferences, rights and limitations of the Series A-1 Preferred Stock, please refer to Item 1.01 above which is incorporated by reference herein.

Effective on November 1, 2016, the Company changed its name to “Pareteum Corporation” from “Elephant Talk Communications Corp.” (the “Name Change”). The Name Change was accomplished pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on November 1, 2016. The Name Change was approved by the Company’s Board of Directors on May 10, 2016 and was subsequently approved by the Company’s stockholders at the Annual Meeting of Stockholders on June 27, 2016. The Company’s common stock continues to trade on the NYSE MKT marketplace under Pareteum Corporation and the new stock symbol is “TEUM.” A copy of the Certificate of Amendment is attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock
3.2	Certificate of Amendment
10.1	Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2016	PARETEUM CORPORATION

By:
/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary

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